SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 1, 2004

LCNB CORP.

(Exact name of Registrant as specified in its Charter)

Ohio	0-26121	31-1626393
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification Number)

2 North Broadway, Lebanon, Ohio	45036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (513) 932-1414

N/A

(Former name or former address, if changed since last report)

ITEM 5. Other Events and Regulation FD Disclosure

On July 1, 2004, the Board of Directors of LCNB Corp. issued a press release announcing the appointment of Joseph W. Schwarz to the Company’s Board of Directors.  A copy of the press release is filed herewith as Exhibit 99 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

LCNB CORP.

Date: July 1, 2004	By: /s/ STEVE P. FOSTER
Steve P. Foster Chief Financial Officer

Exhibit 99

July 1, 2004

         For more information contact:

Stephen P. Wilson, President & CEO or

 (513) 932-1414 or 1-800-344-BANK

TO ALL MEDIA:

FOR IMMEDIATE RELEASE

LCNB CORP. APPOINTS NEW DIRECTOR

The Board of Directors of LCNB Corp. announced today that Joseph W. Schwarz has been appointed to its Board of Directors. He will fulfill a 3-year term, beginning on July 1, 2004.

Mr. Schwarz, a lifelong Butler County resident born and raised in Hamilton, Ohio, now resides in Fairfield, Ohio. Throughout his career, Mr. Schwarz has owned a number of businesses and has been very active in his community. Among the businesses he has owned, he is best known as a land developer and custom single-family homebuilder. His current company, J-II Enterprises, LLC is responsible for the concept, design, development and building of the Fairfield’s “Village Green”, which is an integral part of Fairfield, Ohio’s new downtown.

Stephen P. Wilson, President & Chairman, LCNB Corp. and Lebanon Citizens National Bank stated, “We are excited to have Joe Schwarz join the LCNB Corp. Board of Directors. He brings a wealth of knowledge as both a business owner and community leader. His strengths will be an asset as LCNB Corp. continues to grow throughout our region.”

Mr. Schwarz states, “I look forward to this opportunity to serve LCNB. I will endeavor, with all my energies, to be a productive member of the board.” He continued, “I want to thank LCNB Corp. and Lebanon Citizens National Bank for its kindness in giving me the opportunity to serve.”

Mr. Schwarz has been very active in his service to Butler County. His current activities include current member and past executive chairman of the Butler County Republican Party; past president and current member of the Board of Directors of the Homebuilders Association of Cincinnati; member of the Masonic Order - Benjamin Franklin Lodge 719; member of the Butler County Board of Elections.

In the past, he has also served as Member of the Board of Directors Fairfield Chamber of Commerce; Fairfield City Council; Member of the Board of Directors – Butler County Cancer Society; Mercy Hospital Advisory Board of Directors; Butler County Soil and Water Conservation Board. Recently, he was awarded the Distinguished Alumni Award from the University of Cincinnati and was the Fairfield Chamber of Commerce Business Person of the Year.

LCNB Corp. is a financial holding company headquartered in Lebanon, Ohio.  Affiliates of LCNB Corp. are Lebanon Citizens National Bank, with eighteen offices located in Warren, Butler, Clinton, Clermont, and Hamilton Counties, Ohio, and Dakin Insurance Agency, Inc.   Additional information about LCNB Corp. and information about products and services offered by Lebanon Citizens National Bank and Dakin Insurance Agency can be found on the Internet at www.lcnb.com and www.dakin-ins.com.